POWER OF ATTORNEY
CAUTION TO THE PRINCIPAL:
Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.
Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.
The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.
If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.
DESIGNATION OF AGENT AND GRANT OF AUTHORITY:


I, _Surya N. Mohapatra___________________________, residing at _Saddle River, NJ____________________, hereby appoint, Frank R. Jimenez, residing in White Plains, NY; Burt M. Fealing, residing in White Plains, NY; Kathleen S. Stolar residing in White Plains, NY, or any of them, as my agent for the purposes of preparing, executing and filing on my behalf (i) any report or statement of beneficial ownership or changes in beneficial ownership of securities of ITT Corporation, an Indiana corporation (the "Company"), that the undersigned (in his or her individual capacity or in any other capacity) may be required to file pursuant to Section 16(a) of the 34 Act, including any report or statement on Form 3, Form 4 or Form 5, or any amendment thereto, (ii) any report or notice required under Rule 144 of the 33 Act, including Form 144, or any amendment thereto, and (iii) any and all other documents or instruments that may be necessary or desirable in connection with or in furtherance of any of the foregoing, for as long as I am a director or officer of ITT Corporation unless this Power of Attorney is earlier terminated pursuant to the provisions hereof.

This POWER OF ATTORNEY shall not be affected by my subsequent incapacity.
This POWER OF ATTORNEY DOES NOT REVOKE any prior Powers of Attorney executed by me.
TERMINATION:
This Power of Attorney may be revoked by me at any time and will be terminated by my death or other event described in section 5-1511 of the General Obligations Law. (Section 5-1511 of the General Obligations Law describes the manner in which you may revoke your Power of Attorney, and the events which terminate the Power of Attorney.)
PRINCIPAL'S SIGNATURE AND ACKNOWLEDGEMENT:
IN WITNESS WHEREOF, I __Surya N. Mohapatra_____________________, have hereunto signed my name on February 18, 2010.

PRINCIPAL signs here:  __/s/Surya N. Mohapatra___________________________

STATE OF NEW YORK, COUNTY OF WESTCHESTER} ss.:

On the __18______ day of February in the year 2010 before me, the undersigned, personally appeared __Surya N. Mohapatra_________________________________
personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual executed the instrument.

Robin D. Cohen
Notary Public, State of New York
No, 01CO6103752
Qualified in Westchester County
Commission Expires January 12, 2012
	_____/s/ Robin D. Cohen______________________
	                        Notary Public


IMPORTANT INFORMATION FOR THE AGENT:
When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until  you resign or the
Power of Attorney is terminated or revoked.  You must:
(1) 	act according to any instructions from the  principal, or, where there are no instructions, in the principal's best interest;
(2) 	avoid conflicts that would impair your ability to act in the principal's best interest;
(3) 	keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4) 	keep a record or all receipts, payments, and transactions conducted for the principal; and
(5) 	disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following  manner:  (Principal's Name) by (Your Signature) as
Agent, or (your signature) as Agent for (Principal's Name).
You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best  interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
LIABILITY OF AGENT:
The meaning of the authority given to you is defined in New York's General
Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.
AGENT'S SIGNATURE AND ACKNOWLEDGMENT OF APPOINTMENT:
It is not required that the principal and the agent sign at the same time.
IN WITNESS WHEREOF, I, Frank R. Jimenez, have read the foregoing Power of
Attorney, am the person identified therein as agent for the principal named therein and have hereunto signed my name on February _18__, 2010.
IN WITNESS WHEREOF, I, Burt M. Fealing,  have read the foregoing Power of
Attorney, am the person identified therein as agent for the principal named therein and have hereunto signed my name on February _18__, 2010.
IN WITNESS WHEREOF, I, Kathleen S. Stolar, have read the foregoing Power of
Attorney, am the person identified therein as agent for the principal named therein and have hereunto signed my name on February _18__, 2010.

AGENT signs here:  ______/s/ Frank R. Jimenez__________
				      Frank R. Jimenez


AGENT signs here:  _____ /s/ Burt M. Fealing____________
				       Burt M. Fealing


AGENT signs here:  ________/s/Kathleen S. Stolar__________
				      Kathleen S. Stolar


STATE OF NEW YORK, COUNTY OFWESTCHESTER} ss.:

On the ___18_____ day of February in the year 2010 before me, the undersigned, personally appeared Frank R. Jimenez, Burt M. Fealing, and Kathleen S. Stolar personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual executed the instrument.

Robin D. Cohen
Notary Public, State of New York
No, 01CO6103752
Qualified in Westchester County
Commission Expires January 12, 2012

	_________/s/Robin D. Cohen__________________
	                        Notary Public